FOUNDERS AGREEMENT
This Agreement made as of the 5th day of October 2006, among and between GOLD RUN INC., a Delaware corporation, having offices c/o Berns & Berns, 767 Third Avenue, 23rd Floor, New York, New York 10017 (the “Company”), and Michael Berns, an individual having an address c/o Berns & Berns, 767 Third Avenue, New York, New York 10017 (“M. Berns”), James Berns, an individual having an address c/o Berns & Berns, 767 Third Avenue, New York, New York 10017 (“J. Berns”), Rick Brown, an individual having an address c/o Osprey Capital, 55 University Avenue, Toronto, Ontario (“R. Brown”), Tamara Brown, an individual having an address c/o Osprey Capital, 55 University Avenue, Toronto, Ontario, (“T. Brown”), and Trevor Michael, an individual having an address c/o Osprey Capital, 55 University Avenue, Toronto, Ontario (“T. Michael”) (collectively, the “Founders”).
WHEREAS, the Founders have taken the initiative of founding the Company, and
WHEREAS R. Brown and T. Michael have arranged for financing of the Company to date, and made other contributions to the development of the Company, and
WHEREAS M. Berns and J. Berns have arranged for the Company to lease gold mining prospects in Nevada, and enter into an agreement with a geologist to oversee the Company’s exploration activities, and made other contributions to the development of the Company, and

WHEREAS the Founders have previously subscribed for (i) a total of 9,900,000 Units of the Company, each Unit being comprised of one (1) Share of the Company and one (1) share purchase warrant, and (ii) a total of 12,500,000 Shares, and
WHEREAS the resales of the 9,900,000 Shares comprising of a portion of the Units are subject to substantial restrictions in accordance with a certain Seed Investor Agreement dated as of October 5, 2006 (“SIA”), among and between the Company, each of the “Founders”, and each of the “Seed Investors”, as defined in the SIA, and
WHEREAS the Founders desire to place resale restrictions on said 12,500,000 Shares in order to facilitate funding of the Company and facilitate an orderly and stable public market for the Company’s securities in the future.
NOW THEREFORE, in consideration of One ($1.00) Dollar and other good and valuable consideration, the Founders agree, and they understand and acknowledge, as follows:
1. The resale limitations and conditions set forth herein only apply to the 12,500,000 Shares purchased by the Founders on May 8, 2006.
2. These Shares as well as all other securities previously subscribed for by the Founders, have been paid for, and are vested.

3. All resales of these Shares are subject to the laws, rules and regulations of the United States, and applicable state laws.
4. These Shares are restricted as to sale, assignment, transfer or hypothetication until May 9, 2008. Thereafter, the Founders shall each be permitted to sell these Shares in accordance with applicable securities laws, rules and regulations in an amount of Shares equal to five (5%) of the respective shareholdings covered by this Agreement of each Founder every six (6) months until May 9, 2009, at which time all Shares covered by this Agreement may be freely dealt with in accordance with applicable federal and state securities laws, rules and regulations.
5. In the event the Company elects to file a Registration Statement with the SEC for resale of any of the Shares owned by the Founders covered by this agreement, or otherwise eliminates, reduces or diminishes any of the restrictions on resale, transfer or hypothecation of the Shares owned by the Founders covered by this agreement, the Company shall ensure that all Founders, and their permitted assignees, will have the same added, increased or enlarged rights, privileges and opportunities respecting their respective Shares, calculated on a pro-rata basis.
6. Notwithstanding anything herein to the contrary, the Parties shall have the right to transfer any Shares covered by this agreement to a spouse or other family member, or to an entity which is controlled by either them or such person, provided that the resale restrictions set forth herein shall continue. In the event of any such transfer, any permitted transferee shall have and hold any and all rights granted hereunder to the transferring party.

7. This agreement and the SIA, are the only agreements, understandings and arrangements among and between the Company and each of the Founders respecting their respective shareholdings, the Company, ownership of other Company securities or any other matter.
8. The certificates evidencing ownership of the Shares will bear the following restrictive legend:
THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING SUCH SHARES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SHARES MAY NOT BE DIRECTLY OR INDIRECTLY OFFERED, SOLD, GIFTED, PLEDGED, HYPOTHECATED, TRANSFERRED, ASSIGNED OR OTHERWISE DEALT WITH OR DISPOSED OF UNLESS TO: (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
THE SHARES REPRESENTED HEREBY ARE ALSO SUBJECT TO THE RESTRICTIONS ON RESALES, OR OTHER TRANSFERS, AS SET FORTH IN A CERTAIN “FOUNDERS AGREEMENT” DATED AS OF OCTOBER 5, 2006 AMONG AND BETWEEN TRE COMPANY AND CERTAIN OF ITS SHAREHOLDERS.

9. This agreement is governed by U.S. federal securities laws and the laws of New York for securities issued and sold in New York, and for contracts executed and to be performed in New York. The Founders consent to the exclusive jurisdiction of the U.S. federal courts sitting in New York City.
10. This agreement may be signed in counterparts.
11. This agreement may only be modified in writing signed by the party against whom enforcement is sought.
GOLD RUN INC.
By:
/s/ John Pritchard
John Pritchard, CEO
/s/ Trevor Michael
Trevor Michael
/s/ Rick Brown
Rick Brown
/s/ Tamara Brown
Tamara Brown
/s/ James Berns
James Berns
/s/ Michael Berns
Michael Berns